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                                                                 EXHIBIT 23.1

                             CONSENT OF INDEPENDENT
                          CERTIFIED PUBLIC ACCOUNTANTS

Amerihost Properties, Inc.
Des Plaines, Illinois

        We hereby consent to the use in the Prospectus constituting a part of this Registration Statement of our report dated February 29, 1996, relating to the consolidated financial statements of Amerihost Properties, Inc., which is contained in that Prospectus.

        We also consent to the reference to us under the caption "Experts" in the Prospectus.



                                                          /s/ BDO SEIDMAN, LLP
                                                              BDO SEIDMAN, LLP

Chicago, Illinois
July 2, 1996